News Release

Investor Contacts:

Crescendo Communications

T: 844-589-8760

mnga@crescendo-ir.com

MagneGas Sources $5.0 Million Senior Debt Commitment,

Repays $1.0MM Interim Financing

Company Sources Complimentary Capital to Accelerate Growth Plans in 2018

TAMPA, FL – November 15, 2017 -- MagneGas Corporation ("MagneGas" or the "Company") (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced that it has successfully sourced a $5.0 million senior debt commitment with Point Financial, Inc., a boutique venture capital firm based in Phoenix, AZ with a 30 year track record funding technology, life science, clean tech, ag tech, energy and other high growth industries (www.pointfin.com). The initial $0.5 million draw will be used to enhance working capital, while subsequent draws will be used to execute on near term acquisition opportunities. In conjunction with this financing, the $1.0 million debenture due November 16, 2017 and the convertible debenture due in June 2021 were fully repaid.

“This is a major milestone for MagneGas,” commented Ermanno Santilli, CEO of MagneGas. “We were very appreciative of the interim financing provided in April of this year, and we are excited to begin a long term, scalable partnership with Point Financial. Our acquisition targets are EBITDA generating, asset rich companies that are readily financed using a conservative amount of debt leverage. We see this as a key next step in our path to successfully executing several near term acquisition opportunities that should drive our rapid revenue growth in 2018 and beyond.”

“We are very pleased to take this next step in our financial progress and execution of our growth plans,” commented Scott Mahoney, CFO of MagneGas. “Our top financial objectives in 2017 were to identify scalable debt and equity relationships in order to execute on near term acquisition opportunities. All of our target companies are EBITDA positive and asset rich, and are well suited to a sensible leverage strategy upon acquisition. Now that we have both scalable equity and debt partners in place, we look forward to moving forward with our acquisition plans in the coming months.”

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company's testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company's website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributor, ESSI (Equipment Sales and Services, Inc). ESSI has four locations in Florida and distributes MagneGas2®, industrial gases and welding supplies. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

The MagneGas IR App is now available for free in Apple's App Store for the iPhone or iPad http://bit.ly/AfLYww and at Google Play http://bit.ly/Km2iyk for Android mobile devices.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.